UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2015

DigiPath, Inc.

(Exact name of registrant as specified in charter)

Nevada

(State or other Jurisdiction of Incorporation or Organization)

000-54239	27-3601979
(Commission	(IRS Employer
File Number)	Identification No.)

6450 Cameron Street, Suite 113

Las Vegas, NV 89118

(Address of Principal Executive Offices and zip code)

(702) 527-2060

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 1, 2015, DigiPath, Inc., a Nevada corporation (the “Company”), entered into an Omnibus Agreement and Amendment (the “Agreement”) with DigiPath Corp., Kansas corporation (“Digi Corp”) and Steven D. Barbee. Pursuant to the Agreement, among other things:

●	The exercise price of the warrant held by Mr. Barbee to purchase 3,000,000 shares of common stock of Digi Corp (the “Barbee Warrant”) was reduced from $0.10 per share to $0.0333333 per share, and Mr. Barbee agreed to exercise such warrant no later than October 31, 2015.

●	Mr. Barbee resigned as a director of the Company.

●	The Consulting, Confidentiality and Proprietary Rights Agreement, dated as of May 30, 2014, between the Company and Mr. Barbee, as amended, was terminated.

●	Indebtedness of approximately $18,000 owed by the Company to Digi Corp was cancelled.

●	Digi Corp was provided with the right to require the Company to change its name so as not to include the name “DigiPath” in the event of the sale of all or substantially all of the assets or capital stock of Digi Corp, or a merger of Digi Corp following which the Company ceases to be a shareholder of Digi Corp, in each case, that occurs within 12 months following the date of the Agreement.

●	The Company, as a shareholder of Digi Corp, was provided with (i) rights of first-refusal and co-sale rights with respect to sales of common stock of Digi Corp by Barbee, and (ii) pre-emptive rights with respect to issuances of common stock by Digi Corp.

Concurrently with the execution of the Agreement, Digi Corp agreed to issue 3,000,000 shares of its common stock to a third party for an aggregate purchase price of $100,000, and an affiliate of such party agreed to surrender 60,000 shares of Series A Preferred Stock of the Company for cancellation, and terminate a previously held warrant to purchase 3,000,000 shares of common stock of Digi Corp. As a result of such issuance of shares of Digi Corp common stock, and after giving effect to the exercise of the Barbee Warrant, the Company is expected to hold approximately 34% of the outstanding common stock of Digi Corp. Following the execution of the Agreement, Mr. Barbee continues to serve as the President and sole director of Digi Corp.

The foregoing description of the Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Agreement attached hereto as Exhibit 10.1, which is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As disclosed in Item 1.01 above, Steven D. Barbee resigned as a director of the Company on October 1, 2015.

On October 7, 2015, we appointed Joseph Bianco to chair our Board of Directors. There are no arrangements or understandings with Mr. Bianco pursuant to which he was appointed as a director, or any related party transactions between the Company and Mr. Bianco that are subject to disclosure under Item 404(a) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 10.1	Omnibus Agreement and Amendment, dated as of October 1, 2015, among DigiPath, Inc., DigiPath Corp. and Steven D. Barbee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DigiPath, Inc.

Date: October 7, 2015

By:	/s/ Todd Peterson
Todd Peterson
Chief Financial Officer

EXHIBIT INDEX

No.	Description

Exhibit 10.1	Omnibus Agreement and Amendment, dated as of October 1, 2015, among DigiPath, Inc., DigiPath Corp. and Steven D. Barbee.